                                                                    EXHIBIT 99.6



                        IRREVOCABLE NOTICE OF CONVERSION

        The undersigned, as a record holder of outstanding convertible senior notes (the "Notes") issued by First Fidelity Bancorp, Inc. ("First Fidelity"), hereby requests First Fidelity to convert the Notes held by me in accordance with their terms into shares of Series B common stock of First Fidelity immediately prior to the effective time of the merger (the "Merger") of First Fidelity with a wholly-owned subsidiary of Hawthorne Financial Corporation ("Hawthorne Financial") pursuant to an Agreement and Plan of Reorganization, dated as of March 19, 2002, and amended and restated on April 24, 2002 (as of March 19, 2002), by and among Hawthorne Financial, First Fidelity and the other parties thereto (the "Merger Agreement"). I hereby acknowledge that the conversion of my Notes at such time will be automatic and without any further action on my part and that this notice of conversion is irrevocable, provided that in the event that the Merger Agreement is terminated and the Merger is not consummated in accordance with its terms, the Notes shall not be converted into shares of First Fidelity Series B common stock in accordance herewith.

        I further acknowledge receipt of a joint proxy statement/prospectus of Hawthorne Financial and First Fidelity relating to the Merger and an accompanying letter to holders of Notes from the president and chief operating officer of First Fidelity.

        ACCOMPANYING THIS IRREVOCABLE NOTICE OF CONVERSION ARE ALL NOTES ISSUED TO THE UNDERSIGNED BY FIRST FIDELITY.

        Executed by the undersigned as of the date set forth below.


                                             -----------------------------------

                                             -----------------------------------
                                             Signature(s) of holder(s)*


                                             Name(s):
                                                     ---------------------------

                                             -----------------------------------

                                             -----------------------------------
                                                       (Please Print)

                                             -----------------------------------
                                             (Area Code and Telephone Number)

                                             Dated:
                                                   -----------------------------

* Must be signed by registered holder(s) exactly as name(s) appear(s) on the Notes.